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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                FEBRUARY 6, 1995
                Date of Report (Date of earliest event reported)




                             SILICON GRAPHICS, INC.
             (Exact name of registrant as specified in its charter)


     DELAWARE                       1-10441                   94-2789662
   (State or other                (Commission                 (IRS Employer
jurisdiction of incorporation)      File No.)                Identification No.)





                         2011 NORTH SHORELINE BOULEVARD
                      MOUNTAIN VIEW, CALIFORNIA 94043-1389
                    (Address of principal executive offices)


                                 (415) 960-1980
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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ITEM 5:   OTHER EVENTS.

          On February 6, 1995, Registrant entered into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement") among the Registrant, S Acquisition Corporation, a California corporation and a wholly owned subsidiary of the Registrant ("Merger Sub"), and Wavefront Technologies, Inc., a California corporation ("Wavefront"). At the effective time of the merger, and subject to and upon the terms and conditions of the Merger Agreement and California Law (including, without limitation, approval by the stockholders of Wavefront), Merger Sub will be merged with and into Wavefront. As a result of the merger, Wavefront will become a wholly owned subsidiary of the Registrant. Subject to the terms and conditions of the Merger Agreement, upon the effective time of the merger, each outstanding share of common stock of Wavefront will be converted into the right to receive 0.49 shares of common stock of the Registrant.

          Also on February 6, 1995, Registrant entered into an Agreement and Plan of Acquisition and Arrangement (the "Acquisition Agreement") by and among the Registrant, Silicon Graphics Manufacturing S.A., a Swiss corporation and subsidiary of the Registrant ("Swissco"), 1103707 Ontario Inc., an Ontario corporation and subsidiary of Swissco ("Amalgamation Sub") and Alias Research Inc., an Ontario corporation ("Alias"). Subject to the terms and provisions of the Acquisition Agreement and the Ontario Business Corporation Act, the Acquisition Agreement provides for (i) the amalgamation of Amalgamation Sub and Alias into one company (the "Continuing Corporation"), whereupon each outstanding share of the common stock of Alias will be converted into one Class A Share or one Class B Share (at the option of the holder and subject to proration and certain other restrictions) of the Continuing Corporation, and
(ii) the exchange of each such Class A Share into 0.90 shares of common stock of the Registrant and of each such Class B Share into 0.90 shares of exchangeable non-voting shares of the Continuing Corporation (such exchangeable non-voting shares of the Continuing Corporation to be exchangeable at the option of the holder into shares of common stock of the Registrant on a one-for-one basis) (the transactions specified in subclauses (i) and (ii) above being collectively referred to herein as the "Arrangement"). As a result of the Arrangement, the Continuing Corporation will become a subsidiary of the Registrant.

          The consummation of the Merger and the Arrangement are also each conditioned on the concurrent closing of the other.

          The foregoing descriptions are qualified in their entirety by reference to the full texts of the Merger Agreement and the Acquisition Agreement, which are attached hereto as Exhibits 2.1 and 2.2, respectively, and are incorporated herein by reference.

          Additional information concerning this event is set forth in the Registrant's press release dated February 7, 1995, a copy of which is attached hereto as Exhibit 99.1.


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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (c)       Exhibits.

          2.1 Agreement and Plan of Merger and Reorganization, dated as of February 6, 1995, among Silicon Graphics, Inc., S Acquisition Corporation and Wavefront Technologies, Inc.

          2.2 Agreement and Plan of Acquisition and Arrangement, dated as of February 6, 1995 by and among Silicon Graphics, Inc., 1103707 Ontario Inc., Silicon Graphics Manufacturing S.A. and Alias Research, Inc.

          99.1  Press Release, dated February 7, 1995.


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                                    SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             SILICON GRAPHICS, INC.


Dated:  February 13, 1995                    _______________________
                                             William M. Kelly
                                             Vice President, Business
                                             Development, General Counsel and
                                             Secretary


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                                  EXHIBIT INDEX



EXHIBIT NO.                             DESCRIPTION

2.1 Agreement and Plan of Merger and Reorganization, dated as of February 6, 1995, among Silicon Graphics, Inc., S Acquisition Corporation and Wavefront Technologies, Inc.

2.2 Agreement and Plan of Acquisition and Arrangement, dated as of February 6, 1995 by and among Silicon Graphics, Inc., 1103707 Ontario Inc., Silicon Graphics Manufacturing S.A. and Alias Research Inc.

99.1            Press Release dated February 7, 1995.


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